UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2010
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
70 Pine Street
New York, New York 10270
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously discussed in American International Group, Inc.’s (“AIG’s”) Proxy Statement for its 2010 Annual Meeting of Shareholders, the Determination Memorandum issued by the Office of the Special Master for TARP Executive Compensation on March 23, 2010 (the “Determination Memorandum”) permits AIG to pay 2010 stock salary to its top twenty-five most highly compensated employees in the form of units based on a basket of AIG common stock and debt securities designed to serve as a proxy for AIG’s long-term value. On May 28, 2010, final terms for these units, which are now referred to as Long-Term Performance Units, or LTPUs, were approved and AIG determined to pay 2010 stock salaries in LTPUs for a group of senior employees including named executive officers David L. Herzog, Kristian P. Moor, Rodney O. Martin, Jr. and Nicholas C. Walsh. These LTPU-based stock salaries will be settled in cash on the dates required by the Determination Memorandum, will be effective from January 1, 2010, and will replace any stock salary previously earned by these employees in 2010. In accordance with the Determination Memorandum, Robert H. Benmosche will continue to receive stock salary on the terms specified in his letter agreement previously disclosed in AIG’s Current Report on Form 8-K filed on August 17, 2009.
     In addition, and in accordance with the Determination Memorandum, the rates of 2010 stock salaries for Messrs. Martin and Walsh will be reduced to $3,630,000 and $4,525,000, respectively, to reflect the additional cash salary earned by these employees in 2010 prior to the implementation of the approved cash salary rates specified in the Determination Memorandum.
     Copies of the AIG Long-Term Performance Units Plan and the form of Award Letter for LTPU stock salary are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 10.1 AIG Long-Term Performance Units Plan
Exhibit 10.2 Form of Award Letter for LTPU-based stock salary

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: May 28, 2010	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary